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                                                                   EXHIBIT 23.2



                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 15, 1998 included in Norrell Corporation's Form 10-K for the year ended November 1, 1998 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP


Atlanta, Georgia
May 24, 1999